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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying registration statement on Form S-8, of our report dated March 4, 1996, relating to the December 31, 1995 financial statements of Fonix Corporation, appearing in the annual report of Fonix Corporation on Form 10-K for the year ended
December 31, 1997.


  /s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.
(formerly Peterson, Siler & Stevenson, P.C.)

Salt Lake City, Utah
March 18, 1999